Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF APRIL 4, 2019

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
277 PARK AVENUE
46th FLOOR
NEW YORK, NY 10172

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: July 29, 2019

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Table of Contents

I.	Schedule of Debtors		3

II.	Cash Flow Estimates		4

III.	Notes to the Cash Flow Estimates		11
	Note 1 - Basis of Presentation	11
	Note 2 - Other Receipts	14
	Note 3 - Due from/to Non-Controlled Affiliates	15
	Note 4 - Due from/to Debtors and Debtor-Controlled Entities	21
	Note 5 – Disputed Claims	24
	Note 6 – Legal Proceedings	25
	Note 7 – Taxes Payable	29
	Note 8 – Subsequent Event	29

IV.	Balance Sheets		30

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of April 4, 2019 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/3/2008
Lehman Commercial Paper Inc. (“LCPI”)	08-13900	10/5/2008
BNC Mortgage LLC	09-10137	1/9/2009

The following Debtors’ chapter 11 cases were closed in 2016, 2018 and 2019, pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257 and No. 59472):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	9/16/2008	1/28/2016
PAMI Statler Arms LLC	08-13664	9/23/2008	1/28/2016
CES Aviation LLC	08-13905	10/5/2008	1/28/2016
CES Aviation V LLC	08-13906	10/5/2008	1/28/2016
CES Aviation IX LLC	08-13907	10/5/2008	1/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009	1/28/2016
LB Somerset LLC	09-17503	12/22/2009	1/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	1/28/2016
East Dover Limited	08-13908	10/5/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	1/7/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/5/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/5/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/5/2008	06/14/2018
LB Rose Ranch LLC	09-10560	2/9/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/3/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/5/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	2/9/2009	02/11/2019

Quarterly Financial Report as of April 4, 2019 (Unaudited)

II. Cash Flow Estimates

Lehman Brothers Holdings Inc.

($ in millions)		As of 12/31/18	Less: Cash Activity 1/1/19 - 4/4/19	Changes	Transfers, Reclassifications, Adjustments	As of 4/4/19 (a)
CASH AND INVESTMENTS
Reserves for Claims:
Disputed unsecured claims		$52	$—	$—	$—	$52
Distributions on Allowed Claims (not remitted)		6	(1)	—	—	6
Secured, Admin, Priority Claims and Other		23	(7)	—	—	16

Subtotal - Reserves for Claims		$81	$(8)	$—	$—	$73
Reserves for Operating Expenses		$126	$(38)	$15	$—	$103
Reserves for Incentive Fees		3	—	0	—	4
Other Reserves		5	1	—	—	6

Total Cash & Investments - Restricted		$216	$(46)	$15	$—	$185
Total Cash & Investments - Unrestricted		$65	$32	$(15)	$—	$82
TOTAL CASH AND INVESTMENTS [A]		$280	$(14)	$—	$—	$267

CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate		$—	$—	$—	$—	$—
Residential Real Estate and Other		8	(6)	11	—	13
Private Equity/Principal Investments		1	(0)	(0)	—	1
Derivatives		—	—	0	—	0
Other	Note 2	109	(10)	14	—	113

Sub-Total - Net Receipts		$117	$(16)	$25	$—	$126
Recoveries From Non-Controlled Affiliates	Note 3
Europe		$1,003	$(80)	$82	$(79)	$926
Asia		122	(16)	4	—	110

Sub-Total - Recoveries From Non-Controlled Affiliates		$1,125	$(96)	$86	$(79)	$1,036
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts (b)	Note 4	$175	$(55)	$11	$—	$131
Net Post-Petition Intercompany Receipts from / (Payables to) (c)		(44)	(28)	19	—	(52)
Investments in Affiliates (d)		767	(39)	103	79	910

Sub-Total - Recoveries From Controlled Affiliates		$897	$(122)	$133	$79	$988
Operating Expenses		$(144)	$38	$(15)	$—	$(121)
Incentive Fees		$(3)	$—	$(0)	$—	$(4)
Estimated Taxes Payable	Note 7	$(41)	$—	$—	$—	$(41)
TOTAL CFO + OTHER RECEIPTS [B]		$1,951	$(195)	$230	$0	$1,986

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties (e)		$(11)	$—	$—	$—	$(11)
Plus/(Less): Plan Adjustments from Participatory Debtors		11	(4)	1	—	8

TOTAL OTHER ADJUSTMENTS [C]		$0	$(4)	$1	$—	$(3)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$2,231	$(213)	$231	$0	$2,250

(a)	These Cash Flow Estimates as of April 4, 2019 do not reflect the impact of the Eighteenth Plan Distribution on July 18, 2019 (see Note 8-Subsequent Event).
(b)	The Company estimates that LBHI will receive approximately $0.1 billion, primarily from LCPI and LBSF.
(c)

Aurora Commercial Corp. (formerly known as Aurora Bank FSB) (“Aurora”) is a wholly-owned subsidiary of Lehman Brothers Bancorp Inc. (“LBB”), which is a wholly-owned subsidiary of LBHI. Aurora is a party to various litigation matters, primarily matters in which various counterparties have asserted claims against Aurora arising out of Aurora’s mortgage servicing operations. The ultimate recovery value from Aurora may vary materially from the estimates included herein. On March 24, 2019, Aurora and its subsidiary Aurora Loan Services filed chapter 11 petitions in the Bankruptcy Court. Additional information and filings in the case can be found at https://cases.primeclerk.com/Aurora/.

(d)

The Company estimates that LBHI will receive approximately $0.9 billion, primarily from Lehman Brothers Holdings Scottish LP 2 (“SLP2”). SLP2 is the parent company of Lehman Brothers Holdings Scottish LP 3 (“SLP3”) and is wholly owned by LBHI.

(e)	Amounts excluded from Cash Available for Distributions include Distributions on Allowed Claims (not remitted) and other items.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Lehman Brothers Special Financing Inc.

($ in millions)		As of 12/31/18	Less: Cash Activity 1/1/19 - 4/4/19	Changes	Transfers, Reclassifications, Adjustments	As of 4/4/19 (a)
CASH AND INVESTMENTS
Reserves for Claims:
Disputed unsecured claims		$1	$—	$—	$—	$1
Distributions on Allowed Claims (not remitted)		—	—	—	—	—
Secured, Admin, Priority Claims and Other		8	1	—	—	8

Subtotal - Reserves for Claims		$9	$1	$—	$—	$10
Reserves for Operating Expenses		$13	$(5)	$(2)	$—	$6
Reserves for Incentive Fees		5	(4)	—	—	1
Other Reserves		—	—	—	—	—

Total Cash & Investments - Restricted		$27	$(8)	$(2)	$—	$17
Total Cash & Investments - Unrestricted		$14	$(13)	$2	$—	$3
TOTAL CASH AND INVESTMENTS [A]		$42	$(22)	$—	$—	$20

CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate		$—	$—	$—	$—	$—
Residential Real Estate and Other		—	—	—	—	—
Private Equity/Principal Investments		—	—	—	—	—
Derivatives		22	(5)	(1)	—	16
Other	Note 2	5	(1)	2	—	6

Sub-Total - Net Receipts		$27	$(6)	$1	$—	$22
Recoveries From Non-Controlled Affiliates	Note 3
Europe		$13	$0	$3	$—	$17
Asia		0	—	(0)	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		$13	$0	$3	$—	$17
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts from Controlled Entities	Note 4	$6	$(1)	$1	$—	$6
Net Post-Petition Intercompany Receipts from / (Payables to)		(10)	9	(5)	—	(7)
Investments in Affiliates		—	—	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		$(3)	$7	$(5)	$—	$(1)
Operating Expenses		$(14)	$5	$2	$—	$(7)
Incentive Fees		$(1)	$—	$(0)	$—	$(1)
Estimated Taxes Payable	Note 7	$—	$—	$—	$—	$—
TOTAL CFO + OTHER RECEIPTS [B]		$22	$7	$1	$—	$30

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$—	$—	$—	$—	$—
Plus/(Less): Plan Adjustments from Participatory Debtors		(4)	1	(0)	—	(3)

TOTAL OTHER ADJUSTMENTS [C]		$(4)	$1	$(0)	$—	$(3)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$59	$(14)	$1	$—	$47

(a)	These Cash Flow Estimates as of April 4, 2019 do not reflect the impact of the Eighteenth Plan Distribution on July 18, 2019 (see Note 8-Subsequent Event).

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Lehman Commercial Paper Inc.

($ in millions)		As of 12/31/18	Less: Cash Activity 1/1/19 - 4/4/19	Changes	Transfers, Reclassifications, Adjustments	As of 4/4/19 (a)
CASH AND INVESTMENTS
Reserves for Claims:
Disputed unsecured claims		$—	$—	$—	$—	$—
Distributions on Allowed Claims (not remitted)		0	—	—	—	0
Secured, Admin, Priority Claims and Other		4	(3)	—	—	1

Subtotal - Reserves for Claims		$4	$(3)	$—	$—	$1
Reserves for Operating Expenses		$3	$(2)	$1	$—	$2
Reserves for Incentive Fees		4	(3)	(0)	—	1
Other Reserves		0	—	—	—	0

Total Cash & Investments - Restricted		$11	$(8)	$1	$—	$4
Total Cash & Investments - Unrestricted		$19	$(17)	$(1)	$—	$1
TOTAL CASH AND INVESTMENTS [A]		$30	$(25)	$—	$—	$5
CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate		$3	$(4)	$2	$—	$1
Residential Real Estate and Other		5	(4)	1	—	2
Private Equity/Principal Investments		0	—	—	—	0
Derivatives		—	—	—	—	—
Other	Note 2	—	(0)	0	—	—

Sub-Total - Net Receipts		$8	$(8)	$3	$—	$3
Recoveries From Non-Controlled Affiliates	Note 3
Europe		$0	$(0)	$0	$—	$0
Asia		—	—	—	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		$0	$(0)	$0	$—	$0
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts	Note 4	$67	$(6)	$5	$—	$66
Net Post-Petition Intercompany Receipts from / (Payables to)		(8)	8	(1)	—	(1)
Investments in Affiliates		3	—	(0)	—	3

Sub-Total - Recoveries From Controlled Affiliates		$62	$3	$4	$—	$68
Operating Expenses		$(4)	$0	$0	$—	$(3)
Incentive Fees		$(1)	$—	$(0)	$—	$(1)
Estimated Taxes Payable	Note 7	$(5)	$—	$—	$—	$(5)
TOTAL CFO + OTHER RECEIPTS [B]		$60	$(5)	$7	$—	$63

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$—	$—	$—	$—	$—
Plus/(Less): Plan Adjustments from Participatory Debtors		(7)	2	(0)	—	(5)

TOTAL OTHER ADJUSTMENTS [C]		$(7)	$2	$(0)	$—	$(5)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$83	$(28)	$(95)	$—	$62

(a)	These Cash Flow Estimates as of April 4, 2019 do not reflect the impact of the Eighteenth Plan Distribution on July 18, 2019 (see Note 8-Subsequent Event).

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Lehman Brothers OTC Derivatives Inc.

($ in millions)		As of 12/31/18	Less: Cash Activity 1/1/19 - 4/4/19	Changes	Transfers, Reclassifications, Adjustments	As of 4/4/19 (a)
CASH AND INVESTMENTS
Reserves for Claims:
Disputed unsecured claims		$0.0	$(0.0)	$—	$—	$—
Distributions on Allowed Claims (not remitted)		—	—	—	—	—
Secured, Admin, Priority Claims and Other		—	—	—	—	—

Subtotal - Reserves for Claims		$0.0	$(0.0)	$—	$—	$—
Reserves for Operating Expenses		$—	$—	$—	$—	$—
Reserves for Incentive Fees		—	—	—	—	—
Other Reserves		0.3	(0.0)	—	—	0.3

Total Cash & Investments - Restricted		$0.3	$—	$—	$—	$0.3
Total Cash & Investments - Unrestricted		$0.3	$—	$—	$—	$0.3
TOTAL CASH AND INVESTMENTS [A]		$0.6	$—	$—	$—	$0.6

CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate		$—	$—	$—	$—	$—
Residential Real Estate and Other		—	—	—	—	—
Private Equity/Principal Investments		—	—	—	—	—
Derivatives		—	—	—	—	—
Other	Note 2	0.0	—	(0)	—	—

Sub-Total - Net Receipts		$0	$—	$(0)	$—	$—
Recoveries From Non-Controlled Affiliates	Note 3
Europe		$—	$—	$—	$—	$—
Asia		—	—	—	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		$—	$—	$—	$—	$—
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts from Controlled Entities	Note 4	$(0.3)	$—	$—	$(0.0)	$(0.3)
Net Post-Petition Intercompany Receipts from / (Payables to)		—	—	—	—	—
Investments in Affiliates		—	—	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		$(0.3)	$—	$—	$(0.0)	$(0.3)
Operating Expenses		$—	$0.0	$(0.0)	$—	$—
Incentive Fees		$(0.1)	$—	$(0.0)	$—	$(0.1)
Estimated Taxes Payable	Note 7	$—	$—	$—	$—	$—
TOTAL CFO + OTHER RECEIPTS [B]		$(0.4)	$0.0	$(0.0)	$(0.0)	$(0.4)

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$—	$—	$—	$—	$—
TOTAL OTHER ADJUSTMENTS [C]		$—	$—	$—	$—	$—

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$0.3	$0.0	$(0.0)	$(0.0)	$0.2

Quarterly Financial Report as of April 4, 2019 (Unaudited)

BNC Mortgage LLC

($ in millions)		As of 12/31/18	Less: Cash Activity 1/1/19 - 4/4/19	Changes	Transfers, Reclassifications, Adjustments	As of 4/4/19 (a)
CASH AND INVESTMENTS
Reserves for Claims:
Disputed unsecured claims		$—	$—	$—	$—	$—
Distributions on Allowed Claims (not remitted)		0.7	—	—	—	0.7
Secured, Admin, Priority Claims and Other		1.4	—	—	—	1.4

Subtotal - Reserves for Claims		$2.1	$—	$—	$—	$2.1
Reserves for Operating Expenses		$—	$—	$—	$—	$—
Reserves for Incentive Fees		—	—	—	—	—
Other Reserves		—	—	—	—	—

Total Cash & Investments - Restricted		$2.1	$—	$—	$—	$2.1
Total Cash & Investments - Unrestricted		$8.9	$—	$—	$—	$8.9
TOTAL CASH AND INVESTMENTS [A]		$11.0	$—	$—	$—	$11.0

CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate		$—	$—	$—	$—	$—
Residential Real Estate and Other		—	—	—	—	—
Private Equity/Principal Investments		—	—	—	—	—
Derivatives		—	—	—	—	—
Other	Note 2	0.3	—	(0.3)	—	—

Sub-Total - Net Receipts		$0.3	$—	$(0.3)	$—	$—
Recoveries From Non-Controlled Affiliates	Note 3
Europe		$—	$—	$—	$—	$—
Asia		—	—	—	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		$—	$—	$—	$—	$—
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts from Controlled Entities	Note 4	$—	$—	$—	$—	$—
Net Post-Petition Intercompany Receipts from / (Payables to)		(1.6)	—	—	—	(1.6)
Investments in Affiliates		—	—	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		$(1.6)	$—	$—	$—	$(1.6)
Operating Expenses		$(0.2)	$0.0	$0.1	$—	$(0.1)
Incentive Fees		$(0.0)	$—	$0.0	$—	$(0.0)
Estimated Taxes Payable	Note 7	$—	$—	$—	$—	$—
TOTAL CFO + OTHER RECEIPTS [B]		$(1.5)	$0.0	$(0.2)	$—	$(1.7)

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$—	$—	$—	$—	$—
TOTAL OTHER ADJUSTMENTS [C]		$—	$—	$—	$—	$—

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$9.5	$0.0	$(0.2)	$—	$9.3

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Debtor-Controlled Entities

($ in millions)		As of 12/31/18	Less: Cash Activity 1/1/19 - 4/4/19	Changes	Transfers, Reclassifications, Adjustments	As of 4/4/19 (a)
CASH AND INVESTMENTS
Reserves for Claims:
Disputed unsecured claims		$—	$—	$—	$—	$—
Distributions on Allowed Claims (not remitted)		—	—	—	—	—
Secured, Admin, Priority Claims and Other		—	—	—	—	—

Subtotal - Reserves for Claims		$—	$—	$—	$—	$—
Reserves for Operating Expenses		$4	$(1)	$—	$—	$3
Reserves for Incentive Fees		—	—	—	—	—
Other Reserves		10	9	—	—	18

Total Cash & Investments - Restricted		$14	$8	$—	$—	$22
Total Cash & Investments - Unrestricted		$68	$(27)	$—	$—	$41
TOTAL CASH AND INVESTMENTS [A]		$82	$(19)	$—	$—	$63

CASH FLOW ESTIMATES
Net Receipts
Commercial Real Estate		$12	$(4)	$(5)	$—	$3
Residential Real Estate and Other		—	(0)	0	—	—
Private Equity/Principal Investments		55	(2)	(5)	—	48
Derivatives		—	—	—	—	—
Other	Note 2	10	(2)	2	—	10

Sub-Total - Net Receipts		$76	$(8)	$(7)	$—	$61
Recoveries From Non-Controlled Affiliates	Note 3
Europe (a)		$743	$(37)	$101	$79	$886
Asia		0	—	(0)	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		$743	$(37)	$101	$79	$886
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts from Controlled Entities	Note 4	$0	$—	$—	$—	$0
Net Post-Petition Intercompany Receipts from / (Payables to)		64	5	(8)	—	62
Investments in Affiliates		—	—	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		$64	$5	$(8)	$—	$62
Operating Expenses		$(4)	$—	$1	$—	$(3)
Incentive Fees		$—	$—	$—	$—	$—
Estimated Taxes Payable	Note 7	$(2)	$—	$—	$—	$(2)
TOTAL CFO + OTHER RECEIPTS [B]		$877	$(40)	$87	$79	$1,003

OTHER ADJUSTMENTS
Less: Cash held for the benefit of third parties		$—	$—	$—	$—	$—
TOTAL OTHER ADJUSTMENTS [C]		$—	$—	$—	$—	$—

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$959	$(59)	$87	$79	$1,066

(a)	The Company estimates that Debtor-Controlled Entities will collect approximately $0.8 billion, primarily from Lehman Brothers Holdings Intermediate 2 Ltd.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Estimated Future Recoveries By Debtor

The following schedules show the estimated remaining recoveries as of April 4, 2019 for each of LBHI, LBSF and LCPI by claim class, based on the “Estimated Cash Available for Distributions” in the preceding tables. These estimated remaining recoveries do not include (a) potential recoveries from Affirmative Litigations, and (b) estimates for potential allowed amounts of disputed claims.

Lehman Brothers Holdings Inc.
		Claims Eligible for Distributions (1)	Estimated Recovery	Estimated Cash Available for Distributions
Class	Designation	$	%	$
3	Senior Unsecured	$82,542	1.33%	$1,099
4A	Senior Affiliate Claims	42,919	1.18%	507
4B	Senior Affiliate Guarantee	10,527	1.15%	121
5	Senior Third-Party Guarantee	31,946	0.92%	295
7	General Unsecured	5,242	1.24%	65
8	Derivative Affiliate / Affiliate Guarantee Claims	451	1.08%	5
9A	Third Party Guarantee Derivatives	18,296	0.87%	159
9B	Third Party Guarantee Derivatives RACER’s	—	0.53%	—
10A	Subordinated Class 10A Claims	3,399	—	—
10B	Subordinated Class 10B Claims	10,330	—	—
10C	Subordinated Class 10C Claims	1,493	—	—

	Total	$207,147		$2,250

Lehman Brothers Special Financing Inc.

		Claims Eligible for Distributions (1)	Estimated Recovery	Estimated Cash Available for Distributions
Class	Designation	$	%	$
4A	GUC not Designated Entities	$19,677	0.12%	$24
4B	GUC Designated Entities	1,948	0.06%	1
5A	Affiliate Claims of LBHI	15,173	0.13%	20
5B	Affiliate Claims of Participating Subs	522	0.10%	1
5C	Affiliate claims	1,689	0.12%	2

	Total	$39,008		$47

Lehman Commercial Paper Inc.

		Claims Eligible for Distributions (1)	Estimated Recovery	Estimated Cash Available for Distributions
Class	Designation	$	%	$
4A	GUC not Designated Entities	$1,539	0.23%	$4
4B	GUC Designated Entities	5,230	0.21%	11
5A	Affiliate Claims of LBHI	13,738	0.27%	36
5B	Affiliate Claims of Participating Subs	5	0.21%	0
5C	Affiliate claims	4,822	0.23%	11

	Total	$25,334		$62

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims eligible for distribution as reported on Exhibit D of the 17th Distribution Notice filed on March 28, 2019. For purposes of this illustrative calculation only:

a.	Allowed claims exclude (i) claims satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.
b.

Disputed claims are assumed to be allowed at zero, and all cash reserves currently held on behalf of holders of disputed claims are assumed to be released for the benefit of all holders of Allowed Claims.

c.	Allowed claims exclude Allowed Claims that each Debtor owns against itself.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

III. Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make semi-annual distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to the Debtors and Debtor-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “Debtor-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. Debtor-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”) and Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “April 4, 2019 Cash Flow Estimates”) were prepared to update the December 31, 2018 Cash Flow Estimates filed March 27, 2019 (the “December 31, 2018 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These April 4, 2019 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, other Debtors and Debtor-Controlled Entities.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom, France, Switzerland, Germany, India, Spain and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. As a consequence, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on internal valuation models utilizing information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees.

The Company’s estimates for recoveries from Non-Controlled Affiliates include estimates for recoveries related to LBIE and the Joint Venture (see Note 3(c) for additional information), as well as estimated recoveries from other Non-Controlled Affiliates in Europe and Asia.

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates is uncertain, and actual recoveries may differ materially from these estimates.

Litigation

The Company is involved directly and/or indirectly in numerous litigations in non-U.S. jurisdictions that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters.

In addition, the Company has certain litigation pending in U.S. courts which may result in potential recoveries to the Company (“Affirmative Litigations”), the largest of which are described in Note 6. For the purpose of these April 4, 2019 Cash Flow Estimates, (i) potential recoveries from Affirmative Litigations are not included, unless the Company has reached agreements in principle with the corresponding counterparties, and (ii) the estimated costs (i.e., professional, legal and advisory fees) of supporting Affirmative Litigations are included.

Intercompany Recoveries Among Controlled Entities

The April 4, 2019 Cash Flow Estimates reflect the following in the calculation of intercompany recoveries between and among Debtors and Debtor-Controlled Entities:

•	Allowed Claims as of April 4, 2019, and no estimates for unresolved third party claims to be allowed;

•	Equity distributions from Debtors and Debtor-Controlled Entities.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 1 – Basis of Presentation (continued)

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on estimated overall recoveries. These assignments are reflected in the “Transfers, Reclassifications, Adjustments” column in the tables herein. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted.

This Quarterly Financial Report:

•	Reflects activities through April 4, 2019, including the seventeenth Plan Distribution (“D17”);

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from/to Affiliates (as shown in the Balance Sheets and Note 3 and Note 4 herein)

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, Debtor-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by Debtor-Controlled Entities to Debtors and Non-Controlled Affiliates. Certain balances are reflected in “Due from” and “Due to” as a result of the assignments of claims against the Debtor and therefore are not netted.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The balances do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in the future.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 2 – Other Receipts

The following table summarizes the main components of Other Receipts as of April 4, 2019:

	Debtors					Debtor-	Total Debtors and Debtor-
$ in millions	LBHI	LCPI	LBSF	Other Debtors	Total	Controlled Entities	Controlled Entities
Affiliate Claims (1)	$111	$—	$6	$—	$118	$0	$118
Other	2	—	(0)	0	2	10	12

Total Other Receipts	$113	$—	$6	$0	$119	$11	$130

(1)

Represents $118 million of claims against Non-Controlled Affiliates acquired through settlements with third parties valued at estimated recoveries, net of distributions. The largest components of Affiliate Claims, and the admitted claim amounts prior to distributions, are shown below:

in millions	Local Currency	Admitted Claims in Local Currency
Lehman Brothers Finance S.A.	CHF	937
Lehman Brothers Limited	GBP	66

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates

The following table presents, on an aggregate basis for Debtors and Debtor-Controlled Entities, admitted claims (including statutory interest to date), collections to date from Non-Controlled Affiliates, and aggregate estimated remaining recoveries (including statutory interest):

							Estimated Recoveries (5)
$ in millions	Local Currency	Admitted Claims in Local Currency (3)	Collections To Date in Local Currency (3)	Admitted and Unsettled Filed Claims in USD (4)	Collections To Date in USD (3)	Net Receivables in USD	LBHI	Other Debtors	Debtor- Controlled Entities	Total
Europe
Lehman Brothers Finance S.A.	CHF	10,153	(1,540)	10,185	(1,541)	8,644
Lehman Brothers Treasury Co B.V.	USD	4,342	(1,649)	4,342	(1,649)	2,693
Lehman Brothers Treasury Co B.V. (1)	Various	—	—	113	—	113
LB UK RE Holdings Limited	GBP	1,188	(705)	1,560	(926)	634
Lehman Brothers International (Europe)	GBP	869	(869)	1,244	(1,143)	101
LB RE Financing No.3 Limited	GBP	353	(28)	464	(37)	427
Thayer Properties Limited	GBP	172	(42)	225	(55)	170
LB (PTG) Ltd	GBP	170	(91)	223	(119)	104
Lehman Brothers Holdings Plc	GBP	237	(236)	311	(310)	2
LB (Luxembourg) Equity Finance S.A	EUR	96	(96)	107	(107)	—
Longmeade Limited	GBP	43	(19)	56	(25)	31
Lehman Brothers Holdings Intermediate 2 Ltd	GBP	871	(871)	1,892	(1,143)	749
Other				904	(881)	24
Recoveries of Prior Guarantee Distributions (2)				—	—	—

Total Europe				22,480	(8,789)	13,691	927	16	886	1,829
Asia
Sunrise Finance Co. Ltd	JPY	234,022	(234,022)	2,099	(2,099)	—
Lehman Brothers Holdings Japan Inc.	JPY	178,617	(178,617)	1,602	(1,602)	—
LB Asia Capital Company	HKD	6,398	(6,398)	815	(815)	—
LB Asia Pacific (Singapore) PTE	USD	621	(364)	621	(364)	258
LB Commercial Corp. Asia Limited	HKD	14,769	(9,036)	1,882	(1,151)	730
LB Investments PTE Ltd	USD	543	(289)	543	(289)	254
GKI Development Inc.	KRW	103,363	(91,427)	91	(80)	11
Lehman Brothers Australia Ltd	AUD	111	(66)	79	(47)	32
Sail Investor PTE Ltd	USD	63	(60)	63	(60)	3
Other				11,134	(10,890)	244

Total Asia				18,929	(17,398)	1,531	110	0	0	110

Total				$41,409	$(26,187)	$15,222	$1,037	$16	$886	$1,939

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

(1)	Represents claims against LBT that were admitted in eight different currencies.

(2)

The Company expects certain Allowed Guarantee Claims against LBHI to be deemed satisfied in full based on future distributions or other consideration received by a creditor on the corresponding primary claims by the underlying primary obligor. The Company’s estimates include estimates for recoveries related to prior distributions on Allowed Guarantee Claims against LBHI that are or are expected to be satisfied in full.

(3)

“Admitted Claims in Local Currency,” “Collections to Date in Local Currency” and “Collections to Date in USD” include (i) statutory interest received to date and (ii) less any distributions received on the claims prior to the assignments of the claims to LBHI and Debtor-Controlled Entities.

(4)	“Admitted and Unsettled Filed Claims in USD” includes estimated recoveries on subordinated receivables and statutory interest.

(5)	Refer to Note 1–Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates.

(6)

Other claims against Lehman Brothers Finance S.A., Bankhaus, LBT and LBIE, acquired through settlements with third parties are included in Other Assets (refer to Note 2 –Other Receipts for additional information).

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

The table below presents the Due from/to Non-Controlled Affiliates balances as of April 4, 2019, and the related activity since the previously filed Quarterly Financial Report as of December 31, 2018:

		Activity 1/1/19 - 4/4/19
$ in millions	As of December 31, 2018	Cash Receipts	Cash Distributions	Claim Assignments	Other(1)	As of April 4, 2019
Due From Non-Controlled
Debtors:
Lehman Brothers Holdings Inc.	$15,831	$(47)	$—	$(32)	$(1,966)	$13,786
Lehman Commercial Paper Inc.	1	(0)	—	—	0	1
Lehman Brothers Special Financing Inc.	643	0	—	—	(0)	643
Other Debtors	(0)	—	—	—	0	(0)

Subtotal Debtors	16,475	(47)	—	(32)	(1,966)	14,431
Debtor-Controlled	767	(37)	—	32	29	791

Total Due From Controlled	$17,243	$(84)	$—	$—	$(1,937)	$15,222

Due To Non-Controlled (2)
Debtors:
Lehman Brothers Holdings Inc.	$31,952	$—	$(55)	$—	$(0)	$31,896
Lehman Commercial Paper Inc.	441	—	(3)	—	(0)	438
Lehman Brothers Special Financing Inc.	774	—	(1)	—	(0)	773
Other Debtors	1	—	(0)	—	(0)	1

Subtotal Debtors	33,167	—	(59)	—	(0)	33,108
Debtor-Controlled	28	—	—	—	0	28

	$33,195	$—	$(59)	$—	$(0)	$33,136

(1)

Other primarily includes (i) the negative impact of movements in foreign exchange rates of $77 million calculated on the historical net receivable balances, and (ii) the write-off of the remaining balance of $1.9 billion following the receipt of final distributions from Lehman Brothers Holdings Japan Inc., Sunrise Finance Co., Ltd, and Lehman Brothers ODC 1 Limited.

(2)	“Due to Non-Controlled” balances from Debtors are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

The following table presents a summary of Due from/to Non-Controlled Affiliates balances for Debtors as of April 4, 2019:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Europe
Lehman Brothers Treasury Co B.V. (1)	$2,163	$(21,911)	$643	$—	$—	$—	$(0)	$—	$2,806	$(21,911)
Lehman Brothers Finance S.A.	8,644	(674)	—	—	—	—	—	—	8,644	(674)
LB UK RE Holdings Limited	628	—	—	—	—	—	—	—	628	—
Lehman Brothers (Luxembourg) S.A.	(0)	—	—	—	—	—	—	—	(0)	—
Thayer Properties Limited	170	—	—	—	—	(0)	—	—	170	(0)
LB (PTG) Ltd	104	—	—	—	—	—	—	—	104	—
LB (Luxembourg) Equity Finance S.A	—	—	—	—	—	—	—	—	—	—
Longmeade Limited	7	—	—	—	—	(23)	—	—	7	(23)
Lehman Brothers Limited	—	(232)	—	(2)	—	(1)	—	(0)	—	(235)
Lehman Brothers International (Europe) (2)	100	(655)	—	(520)	—	—	—	0	100	(1,174)
Eldon Street Holdings Limited	—	(20)	—	—	—	(0)	—	0	—	(20)
LB RE Financing No.3 Limited	427	—	—	—	—	—	—	—	427	—
LB Holdings Intermediate 2 Ltd	—	(196)	—	—	—	—	—	—	—	(196)
Wood Street Investments Ltd	—	(176)	—	—	—	—	—	—	—	(176)
Storm Funding Ltd	0	(113)	—	(3)	—	(32)	—	—	0	(148)
Asia
Sunrise Finance Co. Ltd	0	—	—	—	—	—	—	—	0	—
LB Commercial Corp. Asia Limited	730	—	—	—	—	(1)	—	—	730	(1)
Lehman Brothers Holdings Japan Inc.	(0)	—	—	—	—	—	—	—	(0)	—
LB Asia Pacific (Singapore) PTE	258	—	—	—	—	—	—	—	258	—
LB Asia Capital Company	—	—	0	—	—	—	—	—	0	—
LB Investments PTE Ltd	254	—	—	—	—	—	—	—	254	—
Other
Claims held by third parties (3)	—	(7,820)	—	(181)	—	(380)	—	(0)	—	(8,381)
Other	301	(99)	0	(67)	—	(2)	—	(1)	302	(169)

Total	$13,786	$(31,896)	$643	$(773)	$—	$(438)	$(0)	$(1)	$14,430	$(33,108)

Totals may not foot due to rounding.

(1)	LBT is included in the defined term “Non-Controlled Affiliates,” but LBHI has no direct or indirect equity interest in LBT.
(2)	LBHI owns allowed claims against LBIE in the aggregate face amount of £644 million.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

(3)

“Claims held by third parties” represent claims against Debtors, net of distributions, originally held by Non-Controlled Affiliates, according to their respective settlement agreements with the Company, that are currently held by third parties, including:

($ in millions)
Original creditor	LBHI	LBSF	LCPI	Total
Lehman Brothers Bankhaus A.G.	$(4,753)	$(102)	$(253)	$(5,108)
Lehman Brothers Securities NV	(488)	(43)	—	(531)
Storm Funding Ltd	(505)	—	—	(505)
Lehman Brothers U.K. Holdings (Delaware)	(443)			(443)
LB Asia Capital Company	(394)	—	—	(394)
Eldon Street Holdings Limited	(388)	—	—	(388)
Lehman Re Limited	(276)	(15)	(86)	(376)
LB Securities Asia Limited	(125)	—	—	(125)
Lehman Brothers Asia Limited	(118)	—	—	(118)
Lehman Brothers Futures Asia Limited	(55)	—	—	(55)
Lehman Brothers Asia Holdings Limited	—	(20)	(40)	(61)
LB (Luxembourg) Equity Finance S.A.	(85)			(85)
Lehman Brothers International (Europe)	(53)			(53)
Other	(139)	—	—	(139)

Total Claims held by third parties	$(7,820)	$(181)	$(379)	$(8,380)

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and the economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from LBHI2:

•	SLP3 has receivables from LBHI2, which are contingent on the legal resolution of the relative ranking of sub-debt issued by LBHI2. As a result of estimated distributions to LBHI2 following the court sanction of the scheme of arrangement proposed by LBIE’s joint administrators, the Company has recorded an estimate of the recoveries on SLP3’s $6.139 billion subordinated receivables from LBHI2 (“SLP3 Sub Rec”).

•	Currently, LBHI is the indirect parent and the beneficiary of any proceeds paid pursuant to the SLP3 Sub Rec.

•	In addition, the Company has receivables from certain Non-Controlled Affiliates that have claims against LBHI2.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 4 – Due from/to Debtors and Debtor-Controlled Entities

The table below presents the Due from/to Debtors and Debtor-Controlled Entities balances as of April 4, 2019, and the related activity since the previously filed Quarterly Financial Report as of December 31, 2018:

		Activity 1/1/19 - 4/4/19
$ in millions	As of December 31, 2018	Cash Receipts	Cash Distributions	Claim Assignments	Other	As of April 4, 2019
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.	$19,208	(56)	$—	$—	$(174)	$18,978
Lehman Commercial Paper Inc.	6,691	(6)	—	—	0	6,685
Lehman Brothers Special Financing Inc.	359	(1)	—	—	(0)	357
Other Debtors	0	—	—	—	—	0

Subtotal Debtors	26,257	(63)	—	—	(174)	26,021
Debtor-Controlled	0				(0)	0

Total Due From Controlled	$26,257	$(63)	$ —	$ —	$(174)	$26,021

Due To Controlled (1)
Debtors:
Lehman Brothers Holdings Inc.	$3,157	$—	(6)	$—	$(0)	$3,151
Lehman Commercial Paper Inc.	2,945	—	(19)	—	$0	2,926
Lehman Brothers Special Financing Inc.	10,047	—	(9)	—	$(0)	10,039
Other Debtors	97	—	(1)	—	(97)	0

Subtotal Debtors	16,246	—	(34)	—	(97)	16,116
Debtor-Controlled	9,461		(23)		(77)	9,361

	$25,708	$—	$(57)	$—	$(174)	$25,477

(1)	“Due to Controlled” from Debtors balances are reflected in Liabilities Subject to Compromise on the April 4, 2019 Balance Sheets.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 4 – Due from/to Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Debtors and Debtor-Controlled Entities balances for Debtors as of April 4, 2019:

	LBHI		LBSF		LCPI		Other Debtors		Total Debtors
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Lehman Brothers Holdings Inc	$—	$—	$170	$(10,039)	$2,981	$(2,748)	$0	$(0)	$3,151	$(12,786)
LB Special Financing Inc	10,039	(170)	—	—	0	(179)	0	0	10,039	(348)
Lehman Commercial Paper Inc	2,748	(2,981)	179	(0)	—	—	—	0	2,926	(2,981)
Structured Asset Securities Corp	(0)	—	—	—	—	—	—	—	(0)	—
LB Commodity Services Inc	0	(0)	—	(0)	—	(0)	—	(0)	0	(0)
RACERS Claims (1)	544	—	—	—	—	—	—	—	544	—

Total Debtors	$13,331	$(3,151)	$348	$(10,039)	$2,981	$(2,926)	$0	$(0)	$16,660	$(16,116)
Lehman Ali Inc:
Lehman Ali Inc (PCO)	—	—	—	—	1,934	—	0	—	1,934	—
LB I Group Inc:
LB I Group Inc (PCO)	1,523	—	6	—	43	—	(0)	—	1,572	—
LB Offshore Partners Ltd	339	—	—	—	1	—	—	—	340	—
DL Mortgage Corp	—	—	0	—	747	—	—	—	748	—
314 Commonwealth Ave Inc:
314 Commonwealth Ave Inc (PCO)	785	0	—	—	—	—	—	0	785	0
Other:
Pami Ali LLC	1,754	(0)	1	—	980	—	—	—	2,734	(0)
Luxembourg Finance S.a.r.l.	0	—	—	—	—	—	—	—	0	—
Real Estate Private Equity Inc	625	—	—	—	—	—	—	—	625	—
SMF No.1 Limited	126	—	—	—	—	—	—	—	126	—
Repe LBREP LP, LLC	185	—	—	—	—	—	—	—	185	—
Lehman Brothers Global Services Inc.	48	—	—	—	—	—	—	—	48	—
Other	262	0	1	—	—	—	—	(0)	264	0

Total Debtor-Controlled Entities	$5,648	$0	$9	$—	$3,704	$—	$0	$0	$9,361	$0

Total	$18,978	$(3,151)	$357	$(10,039)	$6,685	$(2,926)	$0	$(0)	$26,021	$(16,116)

“PCO” – parent company only

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 4 – Due from/to Debtors and Debtor-Controlled Entities (continued)

The following table presents a summary of Due from/to Affiliates balances for Debtor-Controlled Entities as of April 4, 2019:

	Lehman ALI Inc.		LB I Group Inc.		314 Commonwealth Ave. Inc.		Other Debtor- Controlled Entities
$ in millions	Due from	Due to	Due from	Due to	Due from	Due to	Due from	Due to
Debtors:
Lehman Brothers Holdings Inc.	$—	$—	$—	$(1,863)	$—	$(785)	$—	$(2,843)
Lehman Commercial Paper Inc.	—	(1,934)	—	(791)	—	—	—	(980)
Lehman Brothers Special Financing Inc.	—	—	—	(7)	—	—	—	(1)

Total Debtors	$—	$(1,934)	$—	$(2,660)	$—	$(785)	$—	$(3,824)
Debtor-Controlled:
314 Commonwealth Ave Inc	$45	$—	$—	$—	$—	$—	$—	$—
Lehman Ali Inc (1)	—	—	—	—	—	(45)	174	—
Real Estate Private Equity Inc (1)	—	—	—	—	—	—	217	(2)
LB I Group Inc.	—	—	—	—	—	—	—	(319)
Pami ALI LLC	—	(174)	292	—	—	—	1	(217)
Other	—	(0)	28	(25)	(0)	0	2	(135)

Total Debtor-Controlled Entities	$45	$(174)	$319	$(25)	$(0)	$(45)	$394	$(673)

Total	$45	$(2,108)	$319	$(2,685)	$(0)	$(830)	$394	$(4,497)

Non-Controlled Affiliates: (2)
Lehman Brothers Holdings Intermediate 2 Ltd	$—	$—	$—	$—	$—	$—	$749	$—
LB UK RE Holdings Limited	—	—	—	—	6	—	—	—
Other	0	—	0	(1)	—	—	35	(27)

Total	$0	$—	$0	$(1)	$6	$—	$784	$(27)

(1)	“Due from” balances at Other Debtor-Controlled Entities are related to receivables recorded by Pami ALI LLC.
(2)

Certain “Due from” balances are recorded in the local currency of the respective Non-Controlled Affiliates and as a result, balances may fluctuate as a result of changes in foreign exchange rates. Due from/to Affiliates balances include both settled and unresolved balances with Non-Controlled Affiliates.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 5 – Disputed Claims

The table below presents the remaining Disputed Claims by Debtor, by Class and by Primary Obligor as of April 4, 2019:

				$ in millions
Debtor/Class		Total Number of Filed Claims	Number of Unliquidated Claims	Total Filed Amount	Estimate of Disputed Claims for Reserve Purposes (2)	Total Cash Reserves for Disputed Claims (3)
Lehman Brothers Holdings Inc.
	Administrative	3	3	$—	$—	$—
1	Priority Non-Tax	1	1	—	—	—
2	Secured	1	1	6	—	—
4A	Senior Affiliate Claims	1	1	—	—	—
5	Senior Third-Party Guarantee (1)	2	—	8	5	0
	LB UK Capital Funding II	1	—	0	0	0
	LBIE	1	—	8	5	0
9A	Third Party Guarantee other than of the RACERS Trusts (1)	102	26	1,388	1,124	52
	LBF	2	1	62	62	5
	LBIE	65	1	1,318	1,053	46
	LBSF	35	24	9	9	1

	Total	110	32	$1,403	$1,129	$52
Lehman Brothers Special Financing Inc.
	Administrative	2	2	$—	$—	$—
4A	General Unsecured Claims other than those of Designated Entities	35	11	3	3	1

	Total	37	13	$3	$3	$1
BNC Mortgage LLC (4)
3	General Unsecured Claims	8	2	$27	$27	$—

	Total	8	2	$27	$27	$—

(1)	The Disputed Claims relate to asserted guarantee obligations related to the primary obligor.
(2)

Certain Claims have been estimated at less than filed amounts, for reserve purposes only, as agreed through stipulation or settlement agreement or pursuant to Court order. Unless otherwise agreed to or ordered by the Court, there is no reserve for unliquidated Claims.

(3)	In addition to cash, assets are being maintained as reserves for certain claims pursuant to agreements with creditors and/or Bankruptcy Court order.
(4)

Significant unliquidated claims against BNC (Claim No. 31036 and 33107) remain. If liquidated and allowed, those claims could have a material impact on the recoveries to BNC claimants and could result in creditors receiving significantly less than a 100% recovery on their claims.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 6 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters, including the proceedings listed below. The Company is unable at this time to determine the financial impact such proceedings may have on any potential recoveries or liabilities. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1-Basis of Presentation-Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

Legal Summary

Affirmative litigations:

Counterparty	Debtor(s)	Commenced	Court	Court Reference	Most Recent Disclosure
Mortgage Sellers	LBHI	Various	Various	Various	(a)

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547 (SCC)	June 30, 2018 Balance Sheets - Docket No. 58846

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock Litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032 (SCC)	March 31, 2012 Balance Sheets - Docket No. 29731

Other litigations:

Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure

ECAPs	LBHI SLP3	LBHI	UK Court Bankruptcy Court	(b)

Guarantee Claims For Which LBIE Is The Primary Obligor	LBHI	LBHI	Bankruptcy Court	(c)

LBIE Other	None	LBHI	Various	(d)

LBF Guarantee - Tschira	None	LBHI	Swiss Court UK Court	(e)

LBF Guarantee - Enasarco	None	LBHI	Swiss Court	April 5, 2018 Balance Sheets - Docket No. 58442

Guarantee Clawbacks	None	LBHI	Bankruptcy Court	(f)

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 6 – Legal Proceedings (continued)

(a) Mortgage Sellers

On March 31, 2017, a group of mortgage sellers filed a Motion to Dismiss for lack of subject matter jurisdiction and improper venue. On May 31, 2017, LBHI filed an opposition, and on July 7, 2017, that group of mortgage sellers filed a reply. On August 9, 2017, a group of mortgage sellers also moved to transfer venue. LBHI’s opposition was filed on October 6, 2017. The Bankruptcy Court heard oral arguments on June 12, 2018. On August 13, 2018, the Bankruptcy Court denied the Motions. Numerous mortgage sellers have filed various independent appeals of the August decision.

On October 17, 2018, LBHI filed a Motion to Amend the Alternative Dispute Resolution Order (“ADR Order”) and a Motion for Leave to file Third Amended Complaints. Oral arguments were heard on October 29, 2018. The Motion to Amend the ADR Order was granted for parties who did not object. LBHI is in negotiations with those parties who objected. The Motion for Leave to file Third Amended Complaints was granted in its entirety with respect to the 85 pending Second Amended Complaints.

Commencing on October 26, 2018, LBHI began filing complaints against additional mortgage sellers for indemnification in connection with the Private Label RMBS Trustee’s claims allowed pursuant to the Estimation Proceeding. Through December 2018, LBHI has filed 89 of these complaints, which brought the total number of outstanding complaints seeking indemnification against mortgage sellers to 174. Since that time, 22 of those matters have been resolved and the complaints dismissed with prejudice. On March 13, 2019, the Bankruptcy Court entered the Case Management Order setting forth the schedule for the coordinated cases. The cases are now in the document discovery phase.

(b) ECAPS

Prior to the Commencement Date, the Company raised approximately $2 billion through the issuance in the UK of Enhanced Capital Advantaged Preferred Securities (“ECAPS”). The ECAPS were issued via five UK funding partnerships: Lehman Brothers UK Capital Funding LP, Lehman Brothers UK Capital Funding II LP and Lehman Brothers UK Capital Funding III LP, (“ECAPS I-III”), and Lehman Brothers UK Capital Funding IV LP and Lehman Brothers UK Capital Funding V LP.

Lehman Brothers Holdings PLC (“PLC”) has outstanding approximately €0.79 billion of subordinated notes issued to ECAPS I-III and approximately $1.9 billion of subordinated debt which is currently held by LBHI. LBHI2 has outstanding approximately $2.225 billion of subordinated debt issued to PLC and approximately $6.139 billion of subordinated notes which is currently held by Lehman Brothers Holdings Scottish LP 3.

On March 16, 2018, the Joint Administrators of PLC and LBHI2 each made an application to the High Court in England to seek, among other things, its determination of issues of priority in respect of potential distributions to the holders of the subordinated debts. The case is currently scheduled for trial in November 2019.

On June 7, 2018, a hearing took place before the Bankruptcy Court following a motion from LBHI seeking to issue preferred stock to enforce a provision requiring that the ECAPS holders surrender their securities in exchange for such preferred shares and receive recoveries as LBHI preferred shareholders as contemplated in the original ECAPS documents. On October 11, 2018, the Bankruptcy Court denied the motion.

For further information please refer to: www.pwc.co.uk/services/business-recovery/administrations/non-lbie-

companies/lbh-plc-in-administration.html and

www.pwc.co.uk/services/business-recovery/administrations

/non-lbie-companies/lbhi2-limited-in-administration.html

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 6 – Legal Proceedings (continued)

(c) Guarantee Claims For Which LBIE Is The Primary Obligor

On July 10, 2018, LBHI filed a motion to have the Bankruptcy Court determine whether interest payments that will be made by LBIE pursuant to its scheme should be counted as “consideration” by a Primary Obligor on the Primary Claims underlying the remaining Guarantee Claims held by affiliates of Deutsche Bank A.G. (“DB”) and Attestor Value Master Fund L.P. (“Attestor”) [ECF No. 58381]. On August 14, 2018, the Bankruptcy Court ruled that payments by LBIE were consideration such that DB’s and Attestor’s claims should be deemed satisfied in full. On August 20, 2018, both DB and Attestor filed notices of appeal to the District Court. The appeal is fully briefed and the Company is awaiting the District Court’s decision.

LBHI previously filed an objection to disallow six, LBIE-based, prime-brokerage-related Guarantee Claims seeking $118 million filed by funds related to Maverick Capital Ltd (“Maverick”) [ECF No. 53107]. On March 24, 2017, the Bankruptcy Court granted LBHI’s objection, disallowed Maverick’s claims, and ruled that Maverick could not amend its proofs of claim to assert direct (as opposed to guarantee) liability against LBHI [ECF No. 55346]. Maverick appealed that decision to the United States District Court for the Southern District of New York. The appeal was fully briefed by October 10, 2017. Oral argument was conducted on September 14, 2018 before the District Court. On September 30, 2018 the District Court reversed the Bankruptcy Court’s decision that section 562 of the Bankruptcy Code and the exculpatory clauses contained in the prime brokerage agreement at issue applied to Maverick’s claims, and remanded the case to the Bankruptcy Court for further proceedings. At a status conference on January 14, 2019, the Court agreed to LBHI’s request to allow a motion for partial summary on the question of whether Maverick’s maximum claim is $4.3 million. The parties participated in a mediaton on April 3, 2019. The mediation did not result in a settlement. On July 3, 2019, LBHI filed its motion for partial summary judgment seeking to set the claim at $4.3 million.

LBHI also previously filed an objection to disallow the LBIE-based Guarantee Claim filed by SRM Global Master Fund Limited Partnership (“SRM”) for $305 million [ECF No. 53215]. SRM filed a response [ECF No. 53250], LBHI filed a reply [ECF No. 53515], and on July 28, 2016, the Bankruptcy Court conducted a sufficiency hearing. The

Bankruptcy Court directed the parties to a mediation, which occurred in February 2017, and failed to lead to a resolution. The Bankruptcy Court conducted a status conference on October 23, 2017. On December 17, 2018, the Bankruptcy Court conducted a further conference and hearing on the Objection to Disallow the Claim. The Court ruled from the bench at the hearing that SRM’s Claim is disallowed in its entirety. On May 30, 2019, the Court issued its written decision disallowing SRM’s claim on multiple independent bases.

The Company believes substantially all other remaining LBIE-based Guarantee Claims will be resolved upon implementation of the LBIE Scheme and LBHI will not have to reserve or make a distribution on account of any such claims.

(d) LBIE Other

The outcome of the following litigation may impact LBHI’s potential recoveries indirectly from LBIE:

AG Financial Products Inc.

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s allegation with respect to the breach of the implied covenant of good faith and fair dealing but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and so LBIE may proceed with its claim against AGR for breach of contract. On July 31, 2018, AGR filed a Notice of Appeal with the New York State Appellate Division. On October 1, 2018, AGR filed its brief in support of its appeal and on October 31, 2018, LBIE filed its opposition brief. On December 11, 2018, the Appellate Division heard oral arguments on the appeal, but has not yet issued

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 6 – Legal Proceedings (continued)

its ruling. On January 17, 2019, the Appellate Division affirmed the Supreme Court’s decision in its entirety. The case will now proceed to trial, which has not yet been scheduled.

For further information please refer to: https://www.pwc.co.uk

/services/business-recovery/administrations/lehman/lehman

-brothers-international-europe-in-administration-joint

-administrators-nineteenth-progress-report-10-april-2018.html.

(e) LBF Guarantee - Tschira

Lehman Brothers Finance SA (“LBF”), an entity in which LBHI has a substantial majority creditor interest, has been in ongoing litigation with two entities established by the late Klaus Tschira (we refer to the entities together as “KT”) regarding the valuation of terminated derivative transactions. LBF argues that KT owes LBF €186 million plus interest. KT argues that LBF owes KT €437 million.

In April 2013, LBF formally rejected KT’s claim in Switzerland, and KT subsequently objected. The litigation was ultimately decided in LBF’s favor (KT is not entitled to any claim in LBF’s bankruptcy) in a ruling released publicly in January 2019 by the Federal Supreme Court. In the decision, the Federal Supreme Court of Switzerland, the court of last resort in Switzerland, upheld the lower courts’ decisions and dismissed the appeal of Klaus Tschira Stiftung gGmbH (“KTS”) and Dr. h.c. Tschira Beteiligungs GmbH & Co. (“KTB”) in the bankruptcy proceedings of Lehman Brothers Finance AG (in Liquidation). KTS and KTB had objected to not being included in the schedule of allowed claims in the bankruptcy proceedings of Lehman Brothers Finance AG (in Liquidation), despite having filed claims for the combined amount of approximately 664 million Swiss francs.

In August 2013, LBF commenced proceedings in the UK (as the derivatives transactions are governed by UK law) to pursue a recovery from KT, plus interest. In February 2019, the UK High Court (court of first instance) ruled that KT owed €77 million in contractual damages; a separate hearing on interest (“consequential matters”) will be held at a later date. This ruling is subject to appeal.

(f) Guarantee Clawbacks

On April 30, 2019, LBHI filed an adversary proceeding in the Bankruptcy Court against Lehman Brothers Limited (in administration) (“LBL”), MBAM Investor Limited (“MBAM”), Eldon Street Holdings Limited (“ESH”) and Lehman Brothers Holdings Intermediate 2 Ltd., seeking the return of $260 million in excess distributions on guarantee claims allowed against LBHI because, subsequent to LBHI’s payment of the distributions on such guarantee claims, the primary obligor fully satisfied the corresponding primary claim. On May 23, 2019, Deutsche Bank was permitted to intervene as a defendant by stipulation. On June 28, 2019, the defendants answered and denied the allegations in the complaint, and LBL, ESH, and LBHI2 each asserted a counterclaim that their guarantee claims had not yet been satisfied. MBAM did not initially assert a counterclaim, but subsequently amended its answer to counterclaim and interplead Lehman Brothers Holdings PLC. A status conference was held on July 18, 2019, during which the Court directed the parties to meet and confer in order to develop a set of stipulated facts and to determine the scope of discovery necessary for addressing disputed facts.

Quarterly Financial Report as of April 4, 2019 (Unaudited)

Note 7 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of April 5, 2019, the Company recorded an estimate of $48 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and Debtor-Controlled Entities and subject to set-off or recoupment.

Net Operating Losses

The NOLs of the LBHI Tax Group (including Debtor-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation. The Company has filed with the IRS a request for an extension of the ruling. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset the discharge of debt on the final date of liquidation of the Debtors.

Note 8 – Subsequent Event

Eighteenth Plan Distribution

On July 18, 2019, the Debtors made their eighteenth Plan Distribution to creditors. The Company distributed to creditors approximately $563 million (See Notice of Distribution- Docket No. 59816).

IV. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of April 4, 2019

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Lehman Commercial Paper Inc. 08-13900	BNC Mortgage LLC 09-10137	Lehman Brothers OTC Derivatives Inc. 08-13893	Other Debtors	Total Debtor Entities (1)	Total Debtor- Controlled Entities (2)	Total Company
Assets
Cash and short-term investments	$82	$3	$1	$9	$0	$0	$95	$41	$136
Cash and short-term investments pledged or restricted	185	17	4	2	0	—	209	22	230
Financial instruments and other inventory positions:
Commercial Real Estate	—	—	1	—	—	—	1	3	4
Residential Real Estate and Other	13	—	2	—	—	—	15	0	15
Principal investments	1	—	—	—	—	—	1	48	49
Derivative Receivables and Related Assets	—	16	—	—	—	—	16	—	16

Total Financial instruments and other inventory positions	13	16	3	—	—	—	33	51	84
Subrogated Receivables from Affiliates and Third Parties	—	—	—	—	—	—	—	—	—
Receivables from Debtors and Debtor-Controlled Entities and other assets	216	6	0	—	—	—	223	83	306
Investments in Affiliates	(27,845)	0	3	—	—	—	(27,842)	(19,416)	(47,258)
Due from Affiliates:
Debtors and Debtor- Controlled Entities	18,978	357	6,685	—	—	0	26,020	0	26,020
Non-Controlled Affiliates	13,786	643	1	—	—	—	14,431	791	15,222

Total Due from Affiliates	32,765	1,001	6,686	—	—	0	40,451	791	41,242

Total Assets	$5,416	$1,043	$6,697	$11	$1	$0	$13,168	$(18,428)	$(5,260)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$96	$7	$1	$2	$0	$—	$107	$25	$132
Due to Affiliates:
Debtor-Controlled Entities	$0	—	—	—	—	—	0	9,361	9,361
Non-Controlled Affiliates	—	—	—	—	—	—	—	28	28
Total Due to Affiliates	0	—	—	—	—	—	0	9,390	9,390
Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—
Taxes Payable	41	—	5	—	—	0	46	2	48
Liabilities Subject to Compromise	138,268	22,722	4,428	3	(0)	(0)	165,421	(0)	165,421

Total Liabilities	138,406	22,728	4,434	5	0	—	165,574	9,417	174,990
Stockholders’ Equity	(132,990)	(21,685)	2,263	6	0	0	(152,406)	(27,845)	(180,250)

Total Liabilities and Stockholders’ Equity	$5,416	$1,043	$6,697	$11	$1	$0	$13,168	$(18,428)	$(5,260)

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)	Certain Debtor-Controlled Entities’ Balance Sheets are presented on page 31.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheets As of April 4, 2019 (Debtor-Controlled Entities)

(Unaudited)

($ in millions)	Lehman ALI Inc. (2)	Property Asset Management Inc. (3)	LB I Group Inc. (3)	Lehman Brothers Bancorp Inc. (3)	PAMI Holdings LLC	314 Common - wealth Ave Inc. (3)	PAMI ALI LLC	Lux Finance Sarl	Other Debtor- Controlled Entities	Debtor - Controlled Group Elims (1)	Total Debtor- Controlled Entities
Assets
Cash and short-term investments	$1	$1	$(0)	$5	$0	$0	$3	$1	$31	$—	$41
Cash and short-term investments pledged or restricted	(0)	0	11	—	—	—	0	—	11	—	22
Financial instruments and other inventory positions:
Commercial Real Estate	—	2	—	—	—	—	0	—	0	—	3
Residential Real Estate and Other	—	0	0	—	—	—	—	—	—	—	0
Principal investments	0	—	13	—	—	—	1	—	35	—	48
Derivative Receivables and Related Assets	—	—	—	—	—	—	—	—	—	—	—

Total Financial instruments and other inventory positions	0	2	13	—	—	—	1	—	35	—	51
Receivables from Debtors and Debtor-Controlled Entities and other assets	0	0	1	69	0	0	0	—	26	(14)	83
Investments in Affiliates	(25,200)	—	—	6	—	0	—	—	(0)	5,779	(19,416)
Due from Affiliates:
Debtors and Debtor- Controlled Entities	45	—	319	—	—	(0)	391	—	3	(758)	0
Non-Controlled Affiliates	0	—	0	—	1	6	23	—	760	—	791

Total Due from Affiliates	45	—	319	—	1	6	414	—	763	(758)	791

Total Assets	$(25,155)	$3	$344	$79	$2	$7	$419	$1	$866	$5,007	$(18,428)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Debtors and Debtor-Controlled Entities and other liabilities	$1	$0	$6	$0	$0 $	0	$5	$0	$225	$(212)	$25
Due to Affiliates:
Debtor-Controlled Entities	2,108	—	2,685	—	—	830	3,028	—	1,469	(758)	9,361
Non-Controlled Affiliates	—	—	1	—	—	—	—	—	27	—	28

Total Due to Affiliates	2,108	—	2,686	—	—	830	3,028	—	1,496	(758)	9,390
Secured Claims Payable to Third Parties	—	—	—	—	—	—	—	—	—	—	—
Taxes Payable	—	—	2	—	—	—	—	—	—	—	2
Liabilities Subject to Compromise	—	—	—	—	—	—	—	—	(0)	—	(0)

Total Liabilities	2,109	0	2,695	0	0	830	3,033	0	1,721	(971)	9,417
Stockholders’ Equity	(27,263)	3	(2,350)	79	2	(823)	(2,614)	1	(855)	5,977	(27,845)

Total Liabilities and Stockholders’ Equity	$(25,155)	$3	$344	$79	$2	$7	$419	$1	$866	$5,007	$(18,428)

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances reflect the impact of eliminations of (i) intercompany balances only between Debtor-Controlled Entities and (ii) investments in subsidiaries only between Debtor-Controlled Entities.
(2)

Lehman Ali Inc is reflected on a consolidated basis, excluding (i) separately reported wholly-owned subsidiaries that are Debtor entities (e.g. LCPI and LBSF), and (ii) separately reported Debtor-Controlled Entities and their direct subsidiaries (e.g. 314 Commonwealth Ave Inc., Property Asset Management Inc. and Pami ALI LLC).

(3)	Entities are reflected on a consolidated basis.